As Filed with the Securities and Exchange Commission on May 13, 2010
Registration No. 333-164862

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GenVec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	23-2705690
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

65 West Watkins Mill Road
Gaithersburg, Maryland 20878
(240) 632-0740

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878
(240) 632-0740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Asher M. Rubin
William I. Intner
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, MD 21202
(410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time as described in the prospectus after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Proposed Maximum	Amount of
to be Registered (1)(2)	Registered (3)	per Unit(3)	Aggregate Offering Price (3)(4)	Registration Fee(4)(6)(7)
Common Stock, $0.001 par value per share (5)
Warrants
Preferred Stock, $0.001 par value per share
Total			$150,000,000.00	$8,025.06

(1)	Not specified as to each class of security to be registered pursuant to General Instruction II.D. of Form S-3.

(2)
In addition to the securities issued directly under this Registration Statement, we are registering an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion, exercise or exchange of the securities issued directly under this Registration Statement. No separate consideration will be received for any shares of common stock and preferred stock so issued upon conversion or exchange.

(3)
Being registered hereby are an indeterminate number of shares of common stock, shares of preferred stock, and warrants to purchase either common stock or preferred stock, in each case as may be issued from time to time at indeterminate prices.  The common stock to be issued pursuant to this registration statement may include the issuance of up to 4,200,000 shares of common stock issuable pursuant to currently outstanding warrants exercisable at an exercise price of $2.75 per share through February 2, 2015, up to 7,115,385 shares of common stock issuable pursuant to currently outstanding warrants exercisable at an exercise price of $0.858 per share through May 29, 2014, and up to 2,203,833 shares of common stock issuable pursuant to currently outstanding warrants exercisable at an exercise price of $2.016 per share through June 11, 2013.  In no event will the aggregate initial public offering price of all securities issued from time to time pursuant to this Registration Statement exceed $150,000,000.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.

(5)
Each share of common stock includes an associated preferred stock purchase right. No separate consideration is payable for the preferred stock purchase rights. The registration fee for these securities is included in the registration fee.

(6)
Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes a total of $37,446,594 of unsold securities that had previously been registered under the Registrant’s Form S-3 registration statement, initially filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on February 1, 2007, as amended (No. 333-140373) (the “Prior Registration Statement”). The Prior Registration Statement initially registered securities for a maximum aggregate offering price of $100,000,000, and of that amount the Registrant has previously sold common stock and warrants for an aggregate offering price of $62,553,406, leaving a balance of unsold securities with an aggregate offering price of $37,446,594. In connection with the registration of such unsold securities on the Prior Registration Statement, the Registrant paid a registration fee of $4,006.79 for such unsold securities, which registration fee will continue to be applied to such unsold securities. Accordingly, the amount of the registration fee has been calculated on the proposed maximum offering price of the additional $112,553,406 of securities registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(7)	The Registrant previously paid a registration fee of $7,751.45 in connection with the original filing of this registration statement with the SEC on February 11, 2010. Accordingly, the Registrant will pay $273.61 in connection with the filing of this amendment.

The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 (the “Securities Act”) or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

PROSPECTUS	Subject to Completion
Dated May 13, 2010

UP TO $150,000,000 OF OUR
COMMON STOCK
PREFERRED STOCK
WARRANTS

We may offer from time to time up to $150,000,000 in total of:

•	shares of our common stock (including the associated preferred stock purchase rights);

•	shares of our preferred stock;

•	warrants to purchase shares of common stock or preferred stock; or

•	any combination of our common stock, preferred stock, or warrants.

The common stock that we offer pursuant to this prospectus includes the common stock that may be issued pursuant to the following currently outstanding warrants, which we refer to collectively in this prospectus as the Outstanding Warrants:

•
up to 4,200,000 shares of common stock issuable pursuant to warrants exercisable at an exercise price of $2.75 per share through February 2, 2015, which we refer to in this prospectus as the February 2015 warrants;

•
up to 7,115,385 shares of common stock issuable pursuant to warrants exercisable at an exercise price of $0.858 per share through May 29, 2014, which we refer to in this prospectus as the May 2014 warrants; and

•
up to 2,203,833 shares of common stock issuable pursuant to warrants exercisable at an exercise price of $2.016 per share through June 11, 2013, which we refer to in this prospectus as the June 2013 warrants.

We may offer the common stock, preferred stock, and warrants separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, with the exception of the prices and terms of the common stock that may be issued pursuant to the Outstanding Warrants, which prices and terms are set forth in this prospectus.  The preferred stock and warrants we may offer may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of ours or equity securities of one or more other entities.  Other than issuances of common stock pursuant to the Outstanding Warrants, when we decide to issue securities, we will provide you with the specific terms and the public offering price of the securities in prospectus supplements. In the case of shares of preferred stock, these terms will include, as applicable, the specific title and stated value, and any dividend, liquidation, redemption, conversion, voting and other rights. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Except in the case of issuances of common stock pursuant to the Outstanding Warrants, this prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Global Market and traded under the symbol “GNVC.” None of the other securities are currently publicly traded. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement, if applicable.

Our principal executive offices are located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 and our telephone number is (240) 632-0740.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Please see “Risk Factors” on page 4 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                              , 2010

TABLE OF CONTENTS

SUMMARY

This summary contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, the prospectus supplement delivered with the prospectus, if any, and the documents incorporated by reference before making an investment decision.

GenVec, Inc.

We are a clinical stage biopharmaceutical company developing novel, gene-based therapeutic drugs and vaccines. Our lead therapeutic product candidate, TNFeradeTM biologic (TNFerade), is being evaluated for use in the treatment of cancer. Using our core adenovector technology, TNFerade stimulates the production of tumor necrosis factor alpha (TNFα), a known anti-tumor protein in cells of the tumor.  In March 2010, GenVec discontinued a Phase 3 pivotal trial for first-line treatment of inoperable, locally advanced pancreatic cancer (known as PACT) based on results of an interim analysis.  The interim data demonstrated an approximately 8% lower risk of death in the TNFerade plus SOC arm relative to the SOC alone (hazard ratio= 0.921; 95% Confidence Interval [0.678 –1.252]).  Accordingly, these data strongly suggested that the trial would not achieve the statistical significance required to form the basis for approval of a biological license application in the population chosen for study, thereby warranting discontinuing the trial.  We are continuing to analyze the data from the PACT trial and we will be assessing the future strategic value of TNFerade to the Company.

TNFerade is also being evaluated for possible use in the treatment of other types of cancer. Clinical trials have been conducted and encouraging results have previously been reported in studies for esophageal cancer, head and neck cancer, rectal cancer, and soft tissue sarcomas.  We expect a Phase 1 clinical trial in prostate cancer to be initiated at the University of Chicago in 2010.

Our core technology has the important advantage of localizing protein delivery in the body. This is accomplished by using our adenovector platform to locally deliver genes to cells, which then direct production of the desired protein. In the case of TNFerade, for example, this approach reduces the side effects typically associated with systemic delivery of the TNFα protein. For vaccines, the goal is to induce a broad immune response against a target protein or antigen. This is accomplished by using the adenovector to deliver a gene that causes production of antigen, which then stimulates the desired immune reaction by the body.

Our research and development activities have yielded additional therapeutic product candidates using our technology platform and we believe they represent potential commercial opportunities.

Preclinical research in hearing loss and balance disorders suggests delivery of the atonal gene using GenVec's adenovector technology may have the potential to restore hearing and balance function. We have recently entered into a research collaboration and license agreement with Novartis Institutes for BioMedical Research, Inc. focused on the discovery and development of novel treatments for hearing loss and balance disorders. There are currently no effective treatments available for patients who have lost all balance function, and hearing loss remains a major unmet medical problem.

In partnership with our collaborators, we also have multiple vaccines in development. All of these funded programs use our core adenovector technology. We are collaborating with the National Institute of Allergy and Infectious Diseases (NIAID) to develop a human immunodeficiency virus (HIV) vaccine and with the U.S. Naval Medical Research Center and the PATH Malaria Vaccine Initiative (MVI) to develop vaccines for malaria. In the field of animal health, we are developing vaccine candidates for the prevention of foot-and-mouth disease (FMD), a major animal health problem. We anticipate a conditional license application for a FMD vaccine will be filed in late 2010. Development efforts for this program are supported by the U.S. Department of Homeland Security and the U.S. Department of Agriculture. GenVec also has grant-supported preclinical programs to develop vaccine candidates for the prevention of respiratory syncytial virus (RSV) and herpes simplex virus type 2 (HSV-2).

Securities We are Offering

We may offer any of the following securities from time to time:

•	shares of our common stock (including the associated preferred stock purchase rights);

•	shares of our preferred stock;

•	warrants to purchase shares of our preferred stock or common stock; or

•	any combination of our common stock, preferred stock, or warrants.

The common stock that we offer pursuant to this prospectus includes the common stock that may be issued pursuant to the following currently outstanding warrants, which we refer to collectively in this prospectus as the Outstanding Warrants:

•
up to 4,200,000 shares of common stock issuable pursuant to warrants exercisable at an exercise price of $2.75 per share through February 2, 2015, which we refer to in this prospectus as the February 2015 warrants;

•
up to 7,115,385 shares of common stock issuable pursuant to warrants exercisable at an exercise price of $0.858 per share through May 29, 2014, which we refer to in this prospectus as the May 2014 warrants; and

•
up to 2,203,833 shares of common stock issuable pursuant to warrants exercisable at an exercise price of $2.016 per share through June 11, 2013, which we refer to in this prospectus as the June 2013 warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $150,000,000. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer, other than the common stock to be issued pursuant to the Outstanding Warrants, will be described in a separate supplement to this prospectus.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on The NASDAQ Global Market under the symbol “GNVC.”  The common stock that we offer pursuant to this prospectus includes the common stock that may be issued pursuant to the Outstanding Warrants, which are described below in “Description of Common Stock” on Page 8.

Preferred Stock. We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants. We may offer warrants to purchase our common stock and preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

Listing. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

The table below presents the ratio of earnings to combined fixed charges and preferred stock dividends and the coverage deficiency for the last five fiscal years and the three months ended March 31, 2010.

	For the Three Months Ended	For the Years Ended December 31,
	March 31, 2010	2009	2008	2007	2006	2005
Ratio of earnings to combined fixed charges and preferred stock dividends	deficiency	deficiency	deficiency	deficiency	deficiency	deficiency
Deficiency (in thousands)	$(4,699)	$(18,362)	$(26,063)	$(18,708)	$(19,272)	$(13,992)

For the three months ended March 31, 2010 and the years ended December 31, 2009, 2008, 2007, 2006 and 2005, earnings are inadequate to cover fixed charges and the dollar amount of the coverage deficiency is disclosed in the above table, in thousands.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement and in the documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, under the heading “Risk Factors.” Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus and any accompanying prospectus supplement. As a result, you could lose all or part of your investment.

See also the information contained under the heading “Special Note Regarding Forward-Looking Statements” immediately below.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Any statements in this prospectus, any accompanying prospectus and the information incorporated herein and therein by reference relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “opportunity,” “plans,” “potential,” “predicts” or “will,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. We caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that can change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include:

•	our financial condition and the sufficiency of our existing cash, cash equivalents, marketable securities, and cash generated from operations and our ability to lower our operating costs;

•
our access to additional cash and working capital and our ability to raise capital to fund clinical programs and future operations, including through sales of common or preferred stock, the issuance of debt, or through strategic alliances;

•	certain of our product candidates being in the early stages of development;

•
uncertainties with, and unexpected results and related analyses relating to, clinical trials of our product candidates (including the length of time required to enroll suitable patient subjects and our ability to secure clinical trial sites);

•	the timing, amount, and availability of revenues from our government-funded vaccine programs;

•	the timing and content of future FDA regulatory actions related to us, our product candidates, or our collaborators;

•	our ability to find collaborators or commercialize our product candidates; and

•	the scope and validity of patent protection for our product candidates and our ability to commercialize products without infringing the patent rights of others.

Further information on the factors and risks that could affect our business, financial condition and results of operations, are set forth in this prospectus under “Risk Factors” and in our filings with the SEC, which are available at www.sec.gov. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may from time to time offer up to $150,000,000 in total of (a) shares of common stock, $0.001 par value per share (including the preferred stock purchase rights attached thereto), (b) shares of preferred stock, $0.001 par value per share, in one or more series, (c) warrants to purchase shares of common stock or preferred stock, or (d) any combination of our common stock, preferred stock, or warrants, either individually or as units consisting of one or more of the foregoing, each at prices and on terms to be determined at the time of sale. The common stock, preferred stock, and warrants are collectively referred to in this prospectus as “securities.” The securities offered pursuant to this prospectus may be one or more series of issuances and the total offering price of the securities will not exceed $150,000,000 (or its equivalent (based on the applicable exchange rate at the time of the sale) in one or more foreign currencies, currency units or composite currencies as shall be designated by us).

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, other than pursuant to the Outstanding Warrants, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission, or SEC, web site or at the SEC offices mentioned below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.

USE OF PROCEEDS

We will use the net proceeds received from the sale of the securities for development of current and future product candidates, clinical trials, working capital and general corporate purposes or as specified in a prospectus supplement, if applicable.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

We may effect the distribution of the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may also sell and effect the distribution of up to 13,519,218 shares of common stock issuable pursuant to the Outstanding Warrants, which includes:

•	up to 4,200,000 shares of common stock issuable pursuant to warrants exercisable at an exercise price of $2.75 per share through February 2, 2015;

•	up to 7,115,385 shares of common stock issuable pursuant to warrants exercisable at an exercise price of $0.858 per share through May 29, 2014; and

•	up to 2,203,833 shares of common stock issuable pursuant to warrants exercisable at an exercise price of $2.016 per share through June 11, 2013.

Shares issued upon exercise of the Outstanding Warrants will be issued by GenVec directly to the holders of the warrants upon such warrant holder’s election to exercise the warrants for cash, or, in the case of the February 2015 warrants and the May 2014 warrants, in specified circumstances pursuant to cashless exercise provisions. Additional information on the exercise provisions of the Outstanding Warrants is described below under the heading Common Stock—Outstanding Warrants.

We will describe the method of distribution of the securities, other than common stock issued upon the exercise of Outstanding Warrants, in a prospectus supplement.  We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer of sale of the securities and set forth any commissions payable by us to an agent in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in a prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in a prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. A prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. A prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. A prospectus supplement will describe the terms and conditions of indemnification or contribution.

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in a prospectus supplement. The prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchase under these delayed delivery contracts will be subject to only two conditions:

•	that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed contracts.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the securities on The NASDAQ Global Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. The General Corporation Law of Delaware may also affect the terms of our common stock.

Authorized and Outstanding Common Stock

Our Amended and Restated Certificate of Incorporation, as amended, provides that we have authority to issue 200,000,000 shares of our common stock, par value $0.001 per share. As of May 7, 2010, there were 128,905,455 shares of common stock issued and outstanding, and there were outstanding warrants to purchase approximately an additional 13,519,218 shares of our common stock and options to purchase 9,620,034 shares of our common stock.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “GNVC”.

Dividends

Our Board of Directors may authorize, and we may make, distributions to our common stockholders, subject to any restriction in our Amended and Restated Certificate of Incorporation and to those limitations prescribed by law. However, we have never paid cash dividends on our common stock or any other securities. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable.

Voting Rights

Each share of our common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors. Our stockholders may vote either in person or by proxy.

Preemptive and Other Rights

Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional securities of our company under Delaware law. Nor does the common stock have any conversion rights or rights of redemption (or, if any such rights have been granted in relation to the common stock, any such rights have been waived). Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

Stockholder Action by Written Consent; Meetings

Pursuant to our Amended and Restated Certificate of Incorporation, stockholders may not take action by written consent in lieu of voting at a meeting, except as may be provided in a resolution or resolutions providing for any class or series of our preferred stock.

Our Amended and Restated Bylaws provide that we must hold an annual meeting of stockholders. Special meetings of our stockholders may be called at any time only by the Board of Directors or by the President.

Staggered Board of Directors

Our Board of Directors is divided into three classes, the members of each of which serve for staggered three-year terms. Our stockholders may elect only one-third of the directors each year; therefore, it is more difficult for a third party to gain control of our Board of Directors than if our Board was not staggered.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Rights Agreement

In September 2001, our Board of Directors declared a dividend which was issued on September 28, 2001 of one preferred stock purchase right, a Right, for each share of common stock outstanding. The Rights initially trade with, and are inseparable from, the common stock. Each share of common stock that we issue in the future will also include one Right. The Rights will become exercisable only if a person or group acquires beneficial ownership of 20% or more of our outstanding common stock, an Acquiring Person, or announces the intention to commence a tender or exchange offer the consummation of which would result in that person or group becoming an Acquiring Person. Each Right allows its holder, other than the Acquiring Person, to purchase from us one one-hundredth of a share of Series A junior participating preferred stock, at a purchase price of $50.00, subject to adjustment. This portion of a share of Series A junior participating preferred stock gives the stockholder approximately the same dividend, voting, and liquidation rights, as would one share of common stock. The Rights expire on September 7, 2011, unless we redeem them earlier at a price of $0.01 per Right at any time before the Rights become exercisable.

Limitations of Director Liability

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Delaware law does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors to us and our stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to us or our stockholders for breach of the director’s fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

Indemnification

To the maximum extent permitted by law, our Amended and Restated Certificate of Incorporation, as amended, provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, we must advance or reimburse directors and officers for expenses they incur in connection with indemnifiable claims. We also maintain directors’ and officers’ liability insurance.

Outstanding Warrants

Warrants Offered in February 2010

Pursuant to the Prior Registration Statement, in February 2010, we sold warrants exercisable for an aggregate of 4,200,000 shares of our common stock at an exercise price of $2.75 per share of common stock. The warrants are currently exercisable and will terminate on February 2, 2015. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price and number of warrants held by a purchaser (or such purchaser’s direct or indirect transferee) are subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.

Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised. In the event that the registration statement relating to the warrant shares is not effective and another exemption from registration is not available, a holder of warrants will have the right, in its sole discretion, to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price, subject to surrender of the warrant.

If, at any time the warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction.

The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder (together with the holder’s affiliates and any other persons or entities acting together with the holder as a group) would hold more than 4.99% of our total common stock issued and outstanding. The holder of the warrant has the ability, upon providing us not less than 61 days’ prior written notice, to increase or decrease the foregoing percentage, provided that the percentage cannot at any time exceed 9.99%. The absence of an effective registration statement relating to the common stock issuable upon exercise of the warrant will not provide the holder with the right to net-settle the warrant in cash.

Amendments and waivers of the terms of the warrants require the written consent of the holders of warrants representing at least a majority of the shares issuable upon the then outstanding warrants, except that no such action may increase the exercise price of a warrant or decrease the number of shares or class of stock obtainable upon exercise of a warrant without the written consent of the holder.  No amendment will be effective unless it applies to all of the warrants then outstanding.

Warrants Offered in May 2009

Pursuant to the Prior Registration Statement, in May 2009, we sold warrants exercisable for an aggregate of 9,615,385 shares of our common stock at an exercise price of $0.858 per share of common stock. Holders of the May 2014 warrants exercised warrants for an aggregate 2,500,000 shares of our common stock in the three month period ended March 31, 2010.  The remaining warrants are currently exercisable and will terminate on May 29, 2014. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price and number of warrants held by a purchaser (or such purchaser’s direct or indirect transferee) are subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.

The holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised. In the event that the registration statement relating to the warrant shares is not effective and another exemption from registration is not available, a holder of warrants will have the right, in its sole discretion, to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price, subject to surrender of the warrant.

If, at any time the warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction.

The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder (together with the holder’s affiliates and any other persons or entities acting together with the holder as a group) would hold more than 4.99% of our total common stock issued and outstanding. The holder of the warrant has the ability, upon providing us not less than 61 days’ prior written notice, to increase or decrease the foregoing percentage, provided that the percentage cannot at any time exceed 4.99%. The absence of an effective registration statement relating to the common stock issuable upon exercise of the warrant will not provide the holder with the right to net-settle the warrant in cash.

Warrants Offered in June 2008

Pursuant to the Prior Registration Statement, in June 2008, we sold warrants exercisable for an aggregate of 2,251,653 shares of our common stock at an exercise price of $2.016 per share of common stock. Holders of the June 2013 warrants exercised warrants for an aggregate 47,820 shares of our common stock in the three month period ended March 31, 2010.  The remaining warrants are currently exercisable and will terminate on June 11, 2013.

Holders of the warrants may exercise their warrants to purchase shares of our common stock for cash on or before the termination date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price, subject to surrender of the warrant.

If, at any time the warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction.

The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder (together with the holder’s affiliates and any other persons or entities acting together with the holder as a group) would hold more than 9.99% of our total common stock issued and outstanding. The holder of the warrant has the ability, upon providing us not less than 61 days’ prior written notice, to increase or decrease the foregoing percentage, provided that the percentage cannot at any time exceed 9.99%. The absence of an effective registration statement relating to the common stock issuable upon exercise of the warrant shall not provide the holder with the right to net-settle the warrant in cash. Similarly, the absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of the warrant.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock, together with the additional information we include in any prospectus supplements, summarizes the material terms and provisions of the preferred stock that we may offer under this prospectus. For the complete terms of our preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. The General Corporation Law of Delaware, as amended, may also affect the terms of our common stock.

Preferred Stock That We May Offer and Sell to You

Our Amended and Restated Certificate of Incorporation, as amended, authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more classes or series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders. We may amend from time to time our restated Certificate to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of all of the shares of capital stock entitled to vote for directors, without a vote of the holders of preferred stock or any series thereof unless any such holder is entitled to vote for directors or a vote of any such holder is otherwise required pursuant to the restated certificate or certificates of designations establishing a series of preferred stock. As of the date of this prospectus, no shares of preferred stock are outstanding but 600,000 shares of preferred stock have been designated as “Series A Junior Participating Preferred Stock” to satisfy our obligations with respect to the Rights described above. Under the Rights Agreement, we are obligated to reserve the number of shares of preferred stock sufficient to permit the exercise in full of all outstanding Rights.

The particular terms of any series of preferred stock being offered by us under this shelf registration statement will be described in the prospectus supplement relating to that series of preferred stock.

Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designations for complete information. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

Voting Rights

The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.

Other

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or other preferred stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock or other preferred stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates.  This information does not relate to the Outstanding Warrants.  While the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.

We may issue warrants for the purchase of shares of our common stock or preferred stock. Warrants may be issued independently or together with the shares of common stock or preferred stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares. Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, terms and number of shares of common stock or preferred stock purchasable upon exercise of such warrants;

•	the designation and terms of the shares of common stock or preferred stock with which such warrants are issued and the number of such warrants issued with such shares;

•	the date on and after which such warrants and the related common stock or preferred stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•	the price at which each share of common stock or preferred stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

This summary of the warrants is not complete. We urge you to read the warrants filed as exhibits to the registration statement that includes this prospectus and the description of the additional terms of the warrants included in the prospectus supplement.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the number of shares of preferred stock and the number of shares of common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The table below presents the ratio of earnings to combined fixed charges and preferred stock dividends and the coverage deficiency for the last five fiscal years and the three months ended March 31, 2010.

	For the Three Months Ended	For the Years Ended December 31,
	March 31, 2010	2009	2008	2007	2006	2005
Ratio of earnings to combined fixed charges and preferred stock dividends	deficiency	deficiency	deficiency	deficiency	deficiency	deficiency
Deficiency (in thousands)	$(4,699)	$(18,362)	$(26,063)	$(18,708)	$(19,272)	$(13,992)

For the three months ended March 31, 2010 and the years ended December 31, 2009, 2008, 2007, 2006 and 2005, earnings are inadequate to cover fixed charges and the dollar amount of the coverage deficiency is disclosed in the above table, in thousands.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the prospectus. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC, any documents we may file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and any additional documents that we may file with the SEC (File No. 0-24469) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010;

•	Our Current Reports on Form 8-K filed with the SEC on January 7, 2010, January 11, 2010, January 19, 2010, January 27, 2010, February 2, 2010, February 19, 2010, March 30, 2010 and May 13, 2010;

•	All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering; and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act on September 26, 2001, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents, or portions of documents, which are not deemed “filed” with the SEC

You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also can obtain these documents from us without charge by visiting our internet web site http://www.genvec.com or by requesting them in writing, by email or by telephone at the following address:

Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878
(240) 632-0740

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about the securities and us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, the SEC maintains an internet web site that contains reports, proxy statements and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that web site is http://www.sec.gov. We also maintain a web site at http://www.genvec.com, which provides additional information about our company. The contents of our website, however, are not a part of this prospectus.

LEGAL MATTERS

Hogan Lovells US LLP, Baltimore, Maryland, has passed upon certain legal matters in connection with the common stock to be issued upon the exercise of the Outstanding Warrants and will provide us an opinion as to certain legal matters in connection with the securities offered hereby.

EXPERTS

The financial statements of GenVec, Inc. as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, included in the annual report on Form 10-K for the fiscal year ended December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 financial statements refers to the adoption of FASB Accounting Standard Codification Section 730-20 (formerly Emerging Issues Task Force Issue No. 07-3), Research and Development Costs, on January 1, 2008.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by the Company.

To be Paid
By The
Company
SEC Registration	$8,025
Accounting fees and expenses	26,000
Printing fees and expenses	10,000
Legal fees and expenses	30,000
FINRA Fees	15,500
Miscellaneous expenses	6,749
Total	$96,274

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law.  Section 145(a) of the General Corporation Law of the State of Delaware, (the “Delaware General Corporation Law”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

 Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

 Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

The Company has adopted provisions in its Amended and Restated Certificate of Incorporation that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL. As authorized by the DGCL, the Company’s Amended and Restated Certificate of Incorporation limits the liability of directors of the Company for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. These provisions will not alter the liability of directors under federal securities laws.

Bylaws

The Company’s amended and restated bylaws provide for the indemnification of directors and officers to the full extent permitted by Section 145 of the Delaware General Corporation law.

Indemnification Agreements

We have entered into agreements with our directors and certain of our executive officers that require us to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to the fullest extent not prohibited by Delaware law.

Insurance Policies

The Company has purchased an insurance policy that purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors.

The foregoing descriptions are only general summaries.

Item 16. Exhibits

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on May 13, 2010.

GENVEC, INC.

By:	/s/ Paul H. Fischer
Paul H. Fischer, Ph.D. President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Paul H. Fischer	President, Chief Executive Officer	May 13, 2010
Paul H. Fischer, Ph.D.	and Director (Principal Executive Officer)

/s/ Douglas J. Swirsky	Senior Vice President, Chief Financial Officer, Treasurer &	May 13, 2010
Douglas J. Swirsky	Corporate Secretary (Principal Financial and Accounting Officer)

*	Director	May 13, 2010
Wayne T. Hockmeyer, Ph.D.

*	Director	May 13, 2010
Zola Horovitz, Ph.D.

*	Director	May 13, 2010
William N. Kelley, M.D.

*	Director	May 13, 2010
Kevin M. Rooney

*	Director	May 13, 2010
Joshua Ruch

*	Director	May 13, 2010
Marc R. Schneebaum

*
The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by the above-named directors of the Company and which are being filed herewith with the Securities and Exchange Commission on behalf of such directors.

By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Attorney-in-Fact

INDEX TO EXHIBITS

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit 1.01	Form of Underwriting Agreement.*

Exhibit 3.1.1
Amended and Restated Certificate of Incorporation of GenVec, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 0-24469))

Exhibit 3.1.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of GenVec, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 0-24469).)

Exhibit 3.1.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of GenVec, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2007 (File No. 0-24469).)

Exhibit 3.1(a).1
Certificate of Designations of the Series A Junior Participating Preferred Stock of GenVec, Inc. (incorporated by reference from Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 0-24469))

Exhibit 3.1(a).2
Certificate of Amendment to the Certificate of Designations of the Series A Junior Participating Preferred Stock of GenVec, Inc. (incorporated by reference from Exhibit 3.1(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)

Exhibit 3.2	Amended and Restated Bylaws of GenVec, Inc. (incorporated by reference from Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 0-24469))

Exhibit 4.1	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-47408))

Exhibit 4.2
Rights Agreement dated as of September 7, 2001 between the Registrant and American Stock Transfer & Trust Company, the form of Certificate of Designation of Series A Junior Participating Preferred Stock attached as Exhibit A thereto, the form of Rights Certificate attached as Exhibit B thereto, and the form of Summary of Rights attached as Exhibit C thereto (incorporated by reference from the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 26, 2001 (File No. 0-24469))

Exhibit 4.3
Amendment No.1, dated August 21, 2003, to the Rights Agreement dated as of September 7, 2001 between the Registrant and American Stock Transfer & Trust Company (incorporated by reference from the Registrant's Current Report on Form 8-K (File No. 0-24469) filed with the Securities and Exchange Commission on August 22, 2003)

Exhibit 4.4	Certificate of Designations of Preferred Stock*

Exhibit 4.5	Form of Preferred Stock Certificate *

Exhibit 4.6	Form of Warrant (incorporated by reference from the Registrant's Current Report on Form 8-K (File No. 0-24469) filed with the Securities and Exchange Commission on June 6, 2008)

Exhibit 4.7	Form of Warrant (incorporated by reference from the Registrant's Current Report on Form 8-K (File No. 0-24469) filed with the Securities and Exchange Commission on May 28, 2009)

Exhibit 4.8	Form of Warrant (incorporated by reference from the Registrant's Current Report on Form 8-K (File No. 0-24469) filed with the Securities and Exchange Commission on January 27, 2010)

Exhibit 4.9	Form of Warrant and Warrant Certificate *

Exhibit 5.1	Opinion of Hogan Lovells US LLP

Exhibit 12.1	Calculation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

Exhibit 23.1	Consent of KPMG LLP

Exhibit 23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

Exhibit 24.1	Powers of Attorney of certain directors of the Company**

*	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

**	Previously filed

The registrant undertakes to provide to each stockholder requesting the same a copy of each exhibit referred to herein upon payment of a reasonable fee limited to the registrant’s reasonable expenses in furnishing such exhibit.